Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 20, 2013, in the Registration Statement (Form S-1) and related Prospectus of Varonis Systems Inc. dated October 22, 2013.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 22, 2013	A member of Ernst & Young Global